As filed with the Securities and Exchange Commission on December 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERLINE BRANDS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	03-0542659
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

801 W. Bay Street
Jacksonville, Florida 32204
(904) 421-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Interline Brands, Inc. 2000 Stock Award Plan
Interline Brands, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

Laurence W. Howard, Esq.
Interline Brands, Inc.
801 W. Bay Street
Jacksonville, Florida 32204
(904) 421-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.
 Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019—6064
(212) 373-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (2)	3,175,000 shares	$16.30	$51,752,500.00	$6,091.27
Common Stock, par value $0.01 per share (3)	2,327 shares	$500.59	$1,164,872.93	$137.11

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)          Represents 3,175,000 shares of Common Stock reserved for issuance under the 2004 Equity Incentive Plan.  Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Interline Brand, Inc.’s common stock reported on the New York Stock Exchange on December 16, 2004.

(3)          Represents 2,327 shares of Common Stock reserved for issuance pursuant to outstanding stock options having a weighted average exercise price of $500.59 that were granted pursuant to the 2000 Stock Award Plan.  The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the weighted average exercise price of such options.

EXPLANATORY NOTE

The Section 10(a) prospectus being delivered by Interline Brands, Inc. (the “Company”) to participants in the Company’s 2000 Stock Award Plan (the “2000 Plan”) and 2004 Equity Incentive Plan (the “2004 Plan,” and together with the 2000 Plan, the “Plans”)) as required by Rule 428 under the Securities Act, has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), which have been reserved for issuance pursuant to the Plans.  The information regarding the Plans required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act.  The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                  Incorporation of Documents by Reference

The following documents and information previously filed with the Securities and Exchange Commission by us are hereby incorporated by reference in this registration statement:

(1)                                  The prospectus dated December 15, 2004, as filed by us under Rule 424(b) on December 16, 2004; and

(2)                                  The description of our common stock set forth, or incorporated by reference, in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 13, 2004, and any amendment or report filed for the purpose of updating any such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.                                  Description of Securities

Not Applicable.

Item 5.                                  Interests of Named Experts and Counsel

Not Applicable.

Item 6.                                  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•                  for any breach of the duty of loyalty;

•                  for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•                  for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

•                  for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  The provisions will not alter the liability of directors under federal securities laws.  In addition, our certificate of incorporation and By-laws provide that we indemnify each director and the officers, employees, and agents determined by our board to the fullest extent provided by the laws of the State of Delaware.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 7.                                  Exemption from Registration Claimed

Not Applicable.

Item 8.                                  Exhibits

4.1	Form of Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-116482) of the Company)
4.2

Form of Amended and Restated Certificate of Incorporation of Interline Brands, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-116482) of the Company)

4.4	Form of Amended and Restated By-laws of Interline Brands, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-116482) of the Company)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of this Registration Statement)

Item 9.                                  Undertakings

The undersigned Registrant hereby undertakes:

(a)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on December 20, 2004.

INTERLINE BRANDS, INC.

By:	/s/ Michael J. Grebe
Name: Michael J. Grebe
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Grebe, Charles Blackmon, William E. Sanford and Thomas J. Tossavainen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 20, 2004 by the following persons in the capacities indicated.

Signature	Titles

/s/ Michael J. Grebe	President, Chief Executive Officer and Director
Michael J. Grebe	(Principal Executive Officer)

/s/ Charles Blackmon	Vice President and Chief Financial Officer (Principal
Charles Blackmon	Financial and Accounting Officer)

/s/ Ernest K. Jacquet	Chairman of the Board and Director
Ernest K. Jacquet

/s/ Gideon Argov	Director
Gideon Argov

/s/ Christopher C. Behrens	Director
Christopher C. Behrens

Signature	Titles

/s/ John J. Gavin	Director
John J. Gavin

/s/ Barry J. Goldstein	Director
Barry J. Goldstein

Director
Stephen V. McKenna

/s/ Charles W. Santoro	Director
Charles W. Santoro

/s/ Drew T. Sawyer	Director
Drew T. Sawyer

INDEX TO EXHIBITS

4.1	Form of Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-116482) of the Company)
4.2

Form of Amended and Restated Certificate of Incorporation of Interline Brands, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-116482) of the Company)

4.4	Form of Amended and Restated By-laws of Interline Brands, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S–1 (File No. 333-116482) of the Company)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of this Registration Statement)